Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$14,128,042
Unrealized Gain (Loss) on Market Value of Futures	242,660,068
Dividend Income	567,873
Interest Income	2,707,379
ETF Transaction Fees	40,000
Total Income (Loss)	$260,103,362

Expenses
General Partner Management Fees	$632,439
Professional Fees	138,013
Brokerage Commissions	264,149
Non-interested Directors' Fees and Expenses	17,326
Prepaid Insurance Expense	11,076
NYMEX License Fee	21,081
SEC & FINRA Registration Expense	31,708
Total Expenses	$1,115,792
Net Income (Loss)	$258,987,570

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/19	$1,468,461,712
Additions (39,100,000 Shares)	422,675,145
Withdrawals (44,400,000 Shares)	(479,127,224)
Net Income (Loss)	258,987,570

Net Asset Value End of Month	$1,670,997,203
Net Asset Value Per Share (147,900,000 Shares)	$11.30

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596